UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Tamboran Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Tamboran Resources Corporation (the “Company”) of its common stock, par value $0.001 (the “common stock”), described in the prospectus (the “Prospectus”), dated June 26, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-279119) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Registration Rights Agreement, dated June 28, 2024, among the Company, Sheffield Holdings, LP, and each of the other signatories from time to time party thereto (the “Registration Rights Agreement”); and

•	the Director Nomination Agreement, dated June 28, 2024, between the Company and Sheffield Holdings, LP (the “Director Nomination Agreement”).

The Registration Rights Agreement and Director Nomination Agreement are filed herewith as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the Offering, the Company issued 489,088 shares of common stock to Helmerich & Payne International Holdings, LLC (“H&P”), pursuant to the 5.5% Convertible Senior Note due 2029 between H&P, the Company, and the guarantors thereto dated June 4, 2024 (the “H&P Conversion”). For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—H&P Convertible Note” in the Prospectus.

No underwriters were involved in the issuance of the shares of common stock pursuant to the H&P Conversion. The shares of common stock were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

Item 8.01	Other Events.

On June 28, 2024, the Company completed its initial public offering of an aggregate of 3,125,000 shares of common stock at a price to the public of $24.00 per share. The Company has granted the underwriters an option to buy up to 468,750 additional shares of the Company’s common stock. The underwriters have 30 days from June 26, 2024 to exercise this option. The gross proceeds to the Company from the initial public offering were $75 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated June 28, 2024, between Tamboran Resources Corporation, Sheffield Holdings, LP, and each of the other signatories from time to time party thereto.

10.2	Director Nominating Agreement, dated June 28, 2024, between Tamboran Resources Corporation and Sheffield Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: June 28, 2024	By:	/s/ Joel Riddle
Joel Riddle Chief Executive Officer